Exhibit 3.233

FILED

SECRETARY OF STATE

JUN 30 PM 3:30

CHARTER

OF

BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

The undersigned, being a natural person having the capacity to contract and constituting the first Board of Directors prior to the election of the first governing body of the corporation, does hereby adopt and execute this Charter for the purpose of organizing a corporation for profit pursuant to the provisions of the Tennessee General Corporation Act and does hereby certify that:

FIRST: The name of the corporation (hereinafter called the “corporation”) is BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

SECOND: The duration of the corporation is perpetual.

THIRD: The address, including the county, of the principal office of the corporation in the State of Tennessee is 450 Maclellan Building, c/o The Prentice-Hall Corporation System, Inc., Chattanooga 37402, County of Hamilton.

FOURTH: The corporation is organized for profit.

FIFTH: The purposes for which the corporation is to be organized are as follows:

To own, lease, operate, and manage real estate. To operate a store for the retail or wholesale of goods and services. To sublease or license space in real property.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement or any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple- dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor. subcontractor, and in any other lawful capacity.

To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c) franchises, licenses, grants, and concessions.

SIXTH: The maximum number of shares which the corporation is authorized to issue is two thousand, all of which are without par value, and all of which are of one class and are designated as Common shares.

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof to any said holder.

SEVENTH: The corporation will not commence business until consideration of at least one thousand dollars has been received for the issuance of its shares.

EIGHTH: For the management of the business and for the further regulation of the conduct of the affairs of the corporation and for the creation, division, limitation, and regulation of the powers of its directors, officers, and shareholders or of any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of directors, which shall be not less than the number prescribed by the Tennessee General Corporation Act, shall be fixed in the Bylaws.

2. The initial Bylaws of the corporation shall be adopted by the incorporator. Thereafter, Bylaws may be adopted, mended, or repealed by either the shareholders entitled to vote or by the vote of a majority of the entire Board of Directors; provided, that any Bylaw adopted by the directors may be amended or repealed by the said shareholders.

3. One or more or all the directors of the corporation may be removed with or without cause by the shareholders by the holders of shares entitled to vote for the election of directors, and any vacancy resulting from such removal may be filled by the holders of said shares. The Board of Directors shall have the power to remove directors for cause (as “cause” is defined by the Tennessee General Corporation Act). Any unfilled vacancy resulting from removal by the shareholders and any vacancy resulting from removal by the directors may be filled by the directors.

4. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships may be filled by the Board of Directors.

5. Directors may take any action which they are required or permitted to take under the Tennessee General Corporation Act upon written consent signed by all of them and without a meeting.

6. Any shareholder who is subject to any liability for managerial acts or omissions under the provisions of Section 48-1-714 of the Tennessee General Corporation Act shall be entitled to the same rights, privileges, indemnification, and benefits which the Tennessee General Corporation Act confers upon any director.

7. Whenever the corporation shall be engaged in the business of exploiting natural resources, or other wasting assets, including patents, it may declare and pay in cash, dividends, and other distributions in excess of its surplus at the discretion of the Board of Directors and in conformity with the provisions of Section 48-1-511 of the Tennessee General Corporation Act.

8. The Board of Directors of the corporation may, from time to time, and in conformity with the provisions of the Tennessee General Corporation Act, distribute to its shareholders out of capital surplus of the corporation a portion of its assets in cash or property.

9. In addition to the authority otherwise conferred by the Tennessee General Corporation Act, the corporation may purchase its own shares out of unreserved and unrestricted capital surplus available therefor.

NINTH: The corporation, to the fullest extent authorized by the Tennessee General Corporation Act, shall indemnify any person who is made a party to a suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator, or his intestate, is or was a director or officer of the corporation, and shall indemnify any person made or threatened to be made a party to a suit or proceeding other than in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including a suit by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator, or intestate, was a director or officer of the corporation or served such other corporation in any capacity. Corporate personnel other than directors and officers shall be entitled to such indemnification as may be provided by contract, by authority of the Board of Directors, or otherwise as provided by law.

Signed on June 26, 1986

/s/ Susan Adams
Incorporator and first director

FILED

SECRETARY OF STATE

1986 JUNE 30 PM 3:31

DESIGNATION, REVOCATION OR CHANGE

OF

REGISTERED AGENT

OF

BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

To the Secretary of the State of Tennessee:

Pursuant to the provisions of Section 48-1201 of the Tennessee General Corporation Act, the undersigned foreign or domestic corporation or the incorporator or incorporators of a domestic corporation being organized under the Act submit the following statement for the purpose of designating, revoking or changing, as the case may be, the registered agent for the corporation in the state of Tennessee:

1. The name of the corporation is BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

The address of the corporation is

2. The name and street address of its registered agent in the State of Tennessee shall be THE PRENTICE-HALL CORPORATION SYSTEM, INC. Maclellan Building, Third Floor, 722 Chestnut Street, Chattanooga, Tennessee 37402

Dated June 26, 1986.

BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

/s/ Susan Adams
Susan Adams

FILED

SECRETARY OF STATE

1986 JUNE 30 PM 3:31

DESIGNATION, REVOCATION OF CHANGE

OF

REGISTERED AGENT

OF

BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

To the Secretary of the State of Tennessee:

Pursuant to the provisions of Section 48-1201 of the Tennessee General Corporation Act, the undersigned foreign or domestic corporation or the incorporator or incorporators of a domestic corporation being organized under the Act submit the following statement for the purpose of designating, revoking or changing, as the case may be, the registered agent for the corporation in the state of Tennessee:

1. The name of the corporation is BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

The address of the corporation is

2. The name and street address of its registered agent in the State of Tennessee shall be PRENTICE-HALL CORPORATION SYSTEM, INC. Maclellan Building, Third Floor, 722 Chestnut Street, Chattanooga, Tennessee 37402

Dated June 26, 1986.

BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

By	/s/ Donald Precious, Controller

/s/ Susan Adams
Susan Adams

FILED

SECRETARY OF STATE

1987 SEP 16 PM 3:58

DESIGNATION, REVOCATION OF CHANGE

OF

REGISTERED AGENT

OF

To the Secretary of the State of Tennessee:

Pursuant to the provisions of Section 48-1201 of the Tennessee General Corporation Act, the undersigned foreign or domestic corporation or the incorporator or incorporators of a domestic corporation being organized under the Act submit the following statement for the purpose of designating, revoking or changing, as the case may be, the registered agent for the corporation in the state of Tennessee:

1. The name of the corporation is BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

The address of the corporation is 4075 Elvis Presley Blvd, Hwy 51 South Memphis, TN 38116

2. The name and street address of its registered agent in the State of Tennessee shall be James Stafford c/o BURLINGTON COAT FACTORY 5100 Park Ave, Memphis, Tennessee 38117

Dated SEPTEMBER 11, 1987.

BURLINGTON COAT FACTORY WHSE OF SHELBY INC

By	/s/ Monroe G. Milstein
President

RECEIVED

STATE OF TENNESSEE

89 AUG 18 PM 1:57

GENTRY CROWELL

SECRETARY OF STATE

ARTICLES OF AMENDMENT TO THE CHARTERS

OF

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1. The name of the corporation is BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.

2. The text of each amendment adopted is: The correct principal office of the aforementioned corporation is: 4075 Elvis Presley Blvd, Highway 51 South, Memphis, TN 38117

3. The corporation is a for-profit corporation.

4. The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issued shares is as follows:

5. The amendment was duly adopted on August 15, 1989 by (the board of directors without shareholder approval, as such is not required)

6. If the amendment is not to be effective when these articles are filed by the Secretary of State, the date/time it will be effect is AUGUST, 1989 5

8-5-89

CORPORATE TREASURER

/s/ Elisabeth Stout

ARTICLES OF MERGER

OF

BURLINGTON COAT FACTORY WAREHOUSE OF NASHVILLE, INC.,

a Tennessee corporation

BURLINGTON COAT FACTORY WAREHOUSE OF KINGSPORT, INC.,

a Tennessee corporation

INTO

BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC.,

a Tennessee corporation

To the Secretary of State

State of Tennessee

Pursuant to the provisions of the Tennessee Business Corporation Act, the domestic corporations herein named do hereby submit the following articles of merger:

1. The names of the constituent corporations arc Burlington Coat Factory Warehouse of Nashville, Inc. and Burlington Coat Factory Warehouse of Kingsport, Inc., (collectively the “Merging Entities” each a “Merging Entity”), which are business corporations organized under the laws of the State of Tennessee, and Burlington Coat Factory Warehouse of Shelby, Inc., which is a business corporation organized under the laws of the State of Tennessee.

2. Annexed hereto and made a part hereof is the Plan of Merger for merging the Merging Entities with and into Burlington Coat Factory Warehouse of Shelby, Inc. as approved by resolution adopted by the Board of Directors of each of the Merging Entities on March 8, 2006 and by resolution adopted by the Board of Directors of Burlington Coat Factory Warehouse of Shelby, Inc. on March 8, 2006.

3. All of the shareholders of each of the Merging Entities entitled to vote on the aforesaid Plan of Merger consented to taking such action without a meeting, and the holders of the number of shares of each of the corporations that would be necessary to authorize or take such action at a meeting of the shareholders of the corporations duly approved and adopted the aforesaid Plan of Merger without a meeting of said shareholders on written consent signed by them on March 8, 2006 in accordance with the provisions of Section 48-17-104 of the Tennessee Business Corporation Act.

4. All of the shareholders of Burlington Coat Factory Warehouse of Shelby, Inc. entitled to vote on the aforesaid Plan of Merger consented to taking such action without a meeting, and the holders of the number of shares of the corporation that would be necessary to authorize or take such action at a meeting of the shareholders of the corporation duly approved and adopted the aforesaid Plan of Merger without a meeting of said shareholders on written consent signed by them on in accordance with the provisions of Section 48-17-104 of the Tennessee Business Corporation Act.

5. Burlington Coat Factory Warehouse of Shelby, Inc., will continue its existence as the surviving corporation under its present name pursuant to the laws of the jurisdiction of its organization.

6. The effective time and date of the merger herein provided for shall be April 2, 2006 at 12:01am, Eastern Standard Time.

The undersigned have caused this certificate of merger to be signed by its duly authorized officers as of this 9th day of March, 2006

Burlington Coat Factory Warehouse of Nashville, Inc.

By:	/s/ Paul C. Tang
Name:	Paul C. Tang
Title:	Executive Vice President and Secretary

Burlington Coat Factory Warehouse of Kingsport, Inc.

By:	/s/ Paul C. Tang
Name:	Paul C. Tang
Title:	Executive Vice President and Secretary

Burlington Coat Factory Warehouse of Shelby, Inc.

By:	/s/ Paul C. Tang
Name:	Paul C. Tang
Title:	Executive Vice President and Secretary

PLAN OF MERGER approved on March 8, 2006 by each of the Burlington Coat Factory Warehouse of Nashville, Inc. and Burlington Coat Factory Warehouse of Kingsport, Inc., (collectively the “Merging Entities” each a “Merging Entity”), each a business corporation organized under the laws of the State of Tennessee, and by resolution adopted by its Board of Directors on said date, and approved on March 8, 2006 Burlington Coat Factory Warehouse of Shelby, Inc., a business corporation organized under the laws of the State of Tennessee, and by resolution adopted by its Board of Directors on said date.

1. Each of the Merging Entities and Burlington Coat Factory Warehouse of Shelby, Inc. shall, pursuant to the provisions of the Tennessee Business Corporation Act be merged with and into a single corporation, to wit, Burlington Coat Factory Warehouse of Shelby, Inc., which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the “surviving corporation”, and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Tennessee Business Corporation Act. The separate existence of each of the Merging Entities, which are sometimes hereinafter referred to as the “non-surviving corporations”, shall cease at the effective time and date of the merger in accordance with the provisions of the Tennessee Business Corporation Act.

2. The Charter of the surviving corporation at the effective time and date of the merger shall be the Charter of said surviving corporation and said Charter shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Tennessee Business Corporation Act.

3. The bylaws of the surviving corporation at the effective time and date of the merger will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Tennessee Business Corporation Act.

4. The directors and officers in office of the surviving corporation at the effective time and date of the merger in the jurisdiction of its organization shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5. Each issued share of each of the non-surviving corporations shall, at the effective time and date of the merger, by virtue of the Merger and without any action on the part of the holder of the non-surviving corporations stock, each share of the non-surviving corporations’ stock, which is held immediately prior to the effective time and date shall be canceled and extinguished.

6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Tennessee Business Corporation Act, and the merger of the each of the non-surviving corporations with and into the surviving corporation shall be authorized in the manner prescribed by the provisions of the Tennessee Business Corporation Act.

7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporations in the manner prescribed by the provisions of the Tennessee Business Corporation Act, and in the event that the merger of the non-surviving corporations with and into the surviving corporation shall have been duly authorized in compliance with the provisions of the Tennessee Business Corporation Act the non-surviving corporations and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Tennessee, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

8. The Board of Directors and the proper officers of each of the non-surviving corporations and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.